CERTIFICATE OF INCORPORATION
OF
TREASURE COAST IMAGING PARTNERS, INC

ARTICLE I

The name of this Corporation shall be: TREASURE COAST IMAGING PARTNERS, INC.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent, and the name of the registered agent at that address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation is authorized to issue one class of stock designated “Common Stock.” The total number of shares of Common Stock authorized to be issued is one thousand (1,000) and each such share shall have a par value of $0.001 per share.

ARTICLE V

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

ARTICLE VII

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 04/01/1998
981126345 – 2879119

ARTICLE VIII

A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

ARTICLE IX

Special meetings of the stockholder of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.

ARTICLE X

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE XII

The name and mailing address of the incorporator of the Corporation is: Kate Lane, 2030 Main Street, Suite 1040, Irvine, California 92614.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set her hand this 1st day of April, 1998.

/s/ Kate Lane
Kate Lane , Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 09/17/1999
991389933 – 2879119

CERTIFICATE OF MERGER

OF

QUESTAR TREASURE COAST, INC.

WITH AND INTO

TREASURE COAST IMAGING PARTNERS, INC.

* * * * * * * * *

This Certificate of Merger is submitted in accordance with Section 252 of the Delaware General Corporation Law and Section 607.1105 of the Florida Business Corporation Act.

FIRST:              The name of the surviving corporation is Treasure Coast Imaging Partners, Inc. (the “Surviving Corporation”), and it is incorporated under the laws of the State of Delaware. The name of the corporation being merged with and into Treasure Coast Imaging Partners, Inc. is Questar Treasure Coast. Inc. (the “Merged Corporation”), and it is incorporated under the laws of the State of Florida.

SECOND:         The Plan and Agreement of Merger was approved, adopted, certified, executed and acknowledged by the Board of Directors of each corporation that is a party to this merger by their respective Unanimous Written Consents, each dated as of September 14, 1999 in accordance with the provisions of Section 252(c) of the Delaware General Corporation Law and Section 607.1103 of the Florida Business Corporation Act.

THIRD:             The Plan and Agreement of Merger was approved, adopted, certified, executed and acknowledged by the sole stockholder of the Merged Corporation by its Written Consent dated as of September 14, 1999 in accordance with the provisions of Section 252 of the Delaware General Corporation Law and Section 607.1103 of the Florida Business Corporation Act.

FOURTH:          Pursuant to the provisions of Section 252 of the Delaware General Corporation Law and Section 607.1103(7) of the Florida Business Corporation Act, approval of the Plan and Agreement of Merger by the sole stockholder of the Surviving Corporation was not required.

FIFTH:               The approval of the Plan and Agreement of Merger was duly authorized by all action required by the laws under which all corporations party to this merger were incorporated or organized and by their constituent documents, and a copy of such Plan and Agreement of Merger is on file at the office of the Surviving Corporation at 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776. A copy of the Plan and Agreement of Merger has been provided, without cost, to each corporation party to this merger.

SIXTH:              The merger will become effective on September 30, 1999 in accordance with the provisions of Section 103(d) of the Delaware General Corporation Law and Section 607.1101(3)(b) of the Florida Business Corporation Act.

SEVENTH:        The Certificate of Incorporation of Treasure Coast Imaging Partners, Inc. (as the Surviving Corporation of the merger), as originally filed with the Secretary of State of the State of Delaware on April 1, 1998, is neither amended nor changed pursuant to this merger.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

Signed this 17th day of September, 1999.

TREASURE COAST IMAGING
PARTNERS, INC., the Surviving
Corporation

By:	/s/ Mark L. Wagar
Mark L. Wagar
Chairman of the Board, President
and Chief Executive Officer

By:	/s/ Paul M. Jolas
Paul M. Jolas
Senior Vice President, General
Counsel and Secretary

QUESTAR TREASURE COAST,
INC., the Merged Corporation

By:	/s/ Mark L. Wagar
Mark L. Wagar
Chairman of the Board, President
and Chief Executive Officer

By:	/s/ Paul M. Jolas
Paul M. Jolas
Senior Vice President, General
Counsel and Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

TREASURE COAST IMAGING PARTNERS, INC.

It is hereby certified that:

1.      The name of the corporation (hereinafter called the “corporation”) is:

TREASURE COAST IMAGING PARTNERS, INC.

2.      The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.      The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.      The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 25, 2004.

Signature:	Michael L. Silhol
Name: Michael L. Silhol
Title: Senior Vice President and
Secretary

State of Delaware
Secretary of State
Division of Corporations	DE BC D-: COA CERTIFICATE OF CHANGE 09/00 (#163)
Delivered 04:04 PM 06/01/2004
FILED 03:49 PM 06/01/2004
SRV 040406558 - 2879119 FILE